Exhibit 99.30

EXECUTION COPY

August 22, 2016

Z Capital Affinity Owner, LLC

c/o Z Capital Partners, L.L.C.
Two Conway Park

150 Field Dr., Suite 300

Lake Forest, IL 60045

Attention:  James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens

Re:  Rollover Investment Commitment

Ladies and Gentlemen:

This letter agreement (this “Agreement”) sets forth the several (and not joint and several) commitment of each of Z Capital Partners Fund Holdings I, L.L.C., Z Capital Partners II, L.P., Z Capital Partners II-A, L.P., Z Capital Partners II-B, L.P., Z Capital HG, L.L.C., Z Capital HG-C, L.L.C., Z Capital CUAL Co-Invest, L.L.C., and Z Capital Partners GP I, L.P. (collectively, the “Rollover Investors”), subject to the terms and conditions contained herein, to transfer, contribute and deliver the number of Shares described in Section 1 below to Z Capital Affinity Owner, LLC, a newly formed Delaware limited liability company (“Parent”), in exchange for equity securities of Parent or its sole member as described in Section 1 below.  It is contemplated that, pursuant to the Agreement and Plan of Merger dated as of August 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Affinity Gaming, a Nevada corporation (the “Company”), Parent and Affinity Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger. Each capitalized term used and not defined herein shall have the meaning ascribed thereto in the Merger Agreement.

1.             Commitment. Each Rollover Investor hereby severally (and not jointly) commits (its “Commitment”), subject to the terms and conditions set forth herein, to transfer, contribute and deliver to Parent immediately prior to the Closing, the number of Shares set forth opposite such Rollover Investor’s name on Schedule A hereto (its “Rollover Investment”) in exchange for membership interests in Parent or its sole member (the “Parent Equity Securities”) to be agreed by the Rollover Investor and Parent based on the value of the Rollover Investment (taking into account the cost of the Shares underlying the Rollover Investment and relevant factors); provided that each Rollover Investor shall not, under any circumstances, be obligated to transfer, contribute or deliver to Parent any amounts or consideration other than its respective Rollover Investment, or to otherwise provide funds to Parent or any of its Affiliates (which for these purposes shall be deemed not to include the Company) in connection with the transactions contemplated by the Merger Agreement except as contemplated by the Equity Financing Commitments.  The parties hereto intend for the Rollover Investment to be made on a tax-free basis under the Internal Revenue Code of 1986, as amended, and will treat the Rollover Investment as such for all tax purposes unless otherwise required by applicable law, provided, that such characterization and treatment shall not be a condition to the performance by any party of its obligations hereunder.

2.             Conditions. The obligation of each Rollover Investor to fund its respective Rollover Investment shall not be subject to reaching any agreement by the Rollover Investor and Parent with respect to the Parent Equity Securities (including, without limitation, as contemplated by Section 1 hereof), and shall be subject to (i) the execution and delivery of the Merger Agreement by the parties thereto, (ii) the satisfaction or waiver of each of the conditions to Parent and Merger Sub’s obligations to effect the Closing set forth in Sections 6.1 and 6.3 of the Merger Agreement (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions), and (iii) the prior or substantially contemporaneous (A) funding of  the Debt Financing contemplated by, and in accordance with the terms of, the Debt Financing Commitments, or of any Alternative Financing, or in either case written confirmation that such Financing will be funded on the Closing Date if the Commitment is funded at the Closing, and (B) the substantially contemporaneous consummation of the Merger in accordance with the terms of the Merger Agreement, provided, that no Rollover Investor shall be permitted to assert a failure of the condition set forth in clause (B) above if such Rollover Investor’s failure to fund its Commitment shall have been the primary cause of the failure of such condition.

3.             Parties in Interest; Third Party Beneficiaries. The parties hereto intend that the Company shall be, and is, an express third party beneficiary of this Agreement, but only to the extent set forth in Section 4, and the Company may rely on and enforce the terms hereof on behalf of Parent against any Rollover Investor, to the extent (and only to the extent) set forth in Section 4.  Except as otherwise set forth in this Section 3 or in Section 14, this Agreement shall only be binding upon the parties hereto and their respective successors and permitted assigns in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder or any rights to enforce the Commitment or any provision of this Agreement.

4.             Enforceability. The Rollover Investors acknowledge and agree that the Company is entitled to specific performance or other equity remedy to specifically enforce each Rollover Investor’s Commitment, subject to the conditions of Section 8.10(b) of the Merger Agreement, and for no other purpose (including without limitation, any claim for monetary damages hereunder), provided, that the Company shall also be a third party beneficiary of and entitled to enforce the provisions of Sections 3, 5 (with respect to the first sentence only), 8, 9, 10, 11, 13, 14 and 15 hereof. Except as set forth in the preceding sentence or in Section 14, this Agreement may only be enforced by Parent.  None of Parent’s creditors, owners, Affiliates (other than a Rollover Investor) or Representatives or the Company (except as provided above) or its creditors, owners, Affiliates or Representatives shall have any right to enforce this Agreement or to cause Parent to enforce this Agreement.

5.             No Modification; Entire Agreement. This Agreement may not be amended or otherwise modified, nor may any provision be waived, without the prior written consent of Parent and each Rollover Investor, provided, that any such amendment or modification or waiver that is adverse to the Company shall also require the Company’s prior written consent. This Agreement (together with the Equity Financing Commitments) constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the Rollover Investors or any of their Affiliates (provided, that the Company shall not be deemed to be an Affiliate of any Rollover Investor), on the one hand, and Parent or any of its Affiliates, on the other hand, with respect to the Commitment of each Rollover Investor to contribute its respective Rollover Investment in exchange for membership interests in the Parent and the other transactions contemplated hereby.

6.             Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.

(a)           This Agreement (and any claim or controversy arising out of or relating to this letter agreement) shall be governed by, and construed in accordance with, the laws of the State of Nevada, applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles. Each party hereto agrees that service of process upon such party in any action or proceeding arising out of or relating to this Agreement shall be effective if notice is given as set forth in Section 8.2 of the Merger Agreement, in the case of Parent, and at the address set forth on Schedule A, in the case of the Rollover Investor.

(b)           Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the courts of the State of Nevada located in Clark County, Nevada.  Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Nevada, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Nevada as described herein for any reason, (ii) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT

(A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(c).

7.             Counterparts. This Agreement may be executed in counterparts (including by facsimile or by .pdf delivered via email), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

8.             Confidentiality; Cooperation. Except as may be required by applicable Law (including any filing by a Rollover Investor, Parent or the Company with the Securities Exchange Commission (the “SEC”) as required by applicable securities laws (including the Exchange Act)), court process or the rules and regulations of any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible), and except as may be permitted by Section 5.13 of the Merger Agreement, each Rollover Investor shall not, and shall instruct its Representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent. Each Rollover Investor hereby (i) consents to and authorizes the publication and disclosure by Parent and the Company of such Rollover Investor’s identity and holding of Shares and any other equity securities of the Company which are beneficially owned by any Rollover Investor or any of its Affiliates as of the date hereof or acquired after the date hereof and prior to the termination of this Agreement, and (following prior review by the Rollover Investor, and with the Rollover Investor’s reasonable comments taken into consideration by the Parent) the nature of such Rollover Investor’s commitments, arrangements and understandings under this Agreement and any other information that Parent or the Company reasonably determines to be necessary or desirable in any press release or any other disclosure document in connection with the Merger or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent and the Company of any required corrections with respect to any written information supplied by such Rollover Investor specifically for use in any such disclosure document. Without limitation of the foregoing, each Rollover Investor shall provide to Parent all information concerning such Rollover Investor and cooperation as may be reasonably requested by Parent in connection with the Company’s preparation and filing of the Proxy Statement, Schedule 13E-3 and any other filings required under applicable securities Laws and the resolution of any comments thereto received from the SEC. Each Rollover Investor shall promptly correct any information provided by it or him for use in the Proxy Statement, Schedule 13E-3 and any other filings required under applicable securities Laws if and to the extent such information shall have become false or misleading in any material respect.

9.             Termination. The obligation of each Rollover Investor under or in connection with this Agreement will terminate automatically and immediately upon the earliest to occur of (a) the Effective Time (at which time all such obligations shall be discharged), (b) the valid termination of the Merger Agreement pursuant to Article VII thereof, (c) the Company asserts in any litigation or other proceeding any claim (whether in tort, contract or otherwise) against a Rollover Investor or any Parent Related Party (other than Parent and Merger Sub) in connection with this Agreement, the Equity Financing Commitments or the Merger Agreement or any of the transactions contemplated hereby or thereby (other than any Retained Claim), and (d) the Company or any of its Subsidiaries accepting payment in full of the Reverse Termination Fee and all other amounts due pursuant to the Merger Agreement or accepting payment thereof from the Sponsor under the Limited Guarantee in respect of such obligation; provided, that no Rollover Investor shall have any liability under this Agreement after the valid termination of this Agreement.

10.          Assignment. The Commitment evidenced by this Agreement shall not be assignable or transferred, in whole or in part, by Parent without the Rollover Investors’ prior written consent, and the granting of such consent in a given instance shall be solely in the discretion of the Rollover Investors and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment; provided, that the rights and obligations of Parent hereunder (including the Commitment) may be assigned by Parent to any Person (i) to whom the Merger Agreement is validly assigned in accordance with the terms thereof, (ii) to whom the right to receive the Equity Financing is validly assigned in accordance with the terms of the Equity Financing Commitments and (iii) that is an entity formed for purposes of the transactions contemplated by the Merger Agreement and that does not have any assets, liabilities or operations (other than in connection with the transactions contemplated by the Merger Agreement or those incidental to its formation). No assignment or transfer of any rights or obligations hereunder by any Rollover Investor shall be permitted without the prior written consent of Parent. Any purported assignment of this Agreement or the Commitment in contravention of this Section 10 shall be void.

11.          Representations and Warranties. Each Rollover Investor hereby represents and warrants to Parent that (a) if the Rollover Investor is not a natural person, it has all limited partnership, trust or other organizational power and authority to execute, deliver and perform this Agreement; (b) if the Rollover Investor is not a natural person, the execution, delivery and performance of this Agreement by it has been duly and validly authorized and approved by all necessary limited partnership, trust or other organizational action by it and no other proceedings on its of his behalf are necessary therefor; (c) this Agreement has been duly and validly executed and delivered by it or him and constitutes a valid and legally binding obligation of it or him, enforceable against it or him in accordance with the terms of this Agreement, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity; (d) it or he is the record and beneficial owner of the Shares identified with respect to it or him (as set forth on Schedule A), free and clear of any Lien (other than those arising under applicable securities laws and those arising under this Agreement), and has full and unrestricted power to dispose of all of such Shares as contemplated by this Agreement without the consent or approval of, or any other action on the part of, any other Person; (e) other than any filing by it or him with the SEC as required by Sections 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Agreement by it or him, the consummation by it or him of the transactions contemplated hereby or compliance by it or him with any of the provisions hereof: (i) requires any consent or other permit of, or filing by it or him with or notification to, any Governmental Entity or any other Person by it or him except as contemplated by the Merger Agreement, (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or contract to which it or he is a party or by which it or he or any of the Shares identified with respect to it or him (as set forth on Schedule A) may be bound or affected, (iii) violates any Law applicable to it or him or the Shares identified with respect to it or him (as set forth on Schedule A), or (iv) results in a Lien upon any of the Shares identified with respect to it or him (as set forth on Schedule A) (other than any Lien arising under this Agreement), other than, in each case in this clause (e), any matter which would not adversely affect in any material respect the ability of such Rollover Investor to perform his or its obligations hereunder or consummate the transactions contemplated hereby; (f) it or he has not entered into any stock transfer, disposition, commitment or other agreement or arrangement that is inconsistent with this Agreement (including, without limitation, its Commitment described herein); (g) it or he had access to all of the information required in order to evaluate an investment in Parent; (h) it or he is an “accredited investor” within the meaning of Rule 501 under Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”); (i) it or he is acquiring the Parent Equity Securities for its or his own account (or for the account of the trust or plan or other entity referred to in the signature block at the end of this Agreement), for investment and not with a view to any resale or distribution thereof in violation of applicable securities laws; (j) it or he understands that the Parent Equity Securities have not been registered under the Securities Act or any United States state securities laws and may not be assigned, sold or otherwise transferred without registration under the Securities Act or any relevant state securities laws or exemption therefrom, and that as of the date hereof Parent has no obligation or intention to register the Parent Equity Securities under the Securities Act or United States state securities laws; and (k) it or he may therefore be required to bear the economic risk of holding the Parent Equity Securities for an indefinite period of time.

12.          Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

13.          Power of Attorney. In order to effect the obligation of each Rollover Investor to make its Rollover Investment on the terms and subject to the conditions set forth in this Agreement, each Rollover Investor hereby grants a power of attorney to Parent, with full power of substitution, with respect to the matters set forth herein, and hereby authorizes the Secretary of Parent to execute all appropriate documents and instruments to effect such Rollover Investment by such Rollover Investor as shall be required under the terms of this Agreement, if such Rollover Investor fails to execute such documents and instruments substantially simultaneously upon the satisfaction of the conditions set forth in Section 2 above. The power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the parties hereto in connection with this Agreement and the transactions contemplated by the Merger Agreement and, as such, is coupled with an interest and shall be irrevocable until the valid termination of this Agreement.

14.          Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that the parties hereto and the Sponsor (on behalf of the Parent) shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in Law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party hereto or the Sponsor (on behalf of the Parent) seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to prove actual damages and shall not be required to provide any bond or other security in connection with such order or injunction.

15.          Spousal Consent. Each Rollover Investor’s spouse, if any, shall be required to execute the form of spousal consent set forth on Schedule B to evidence such spouse’s agreement and consent to be bound by the terms and conditions of this Agreement as to such spouse’s interest, whether as community property or otherwise, if any, in such Rollover Investor’s Rollover Investment and the Parent Equity Securities issued to such Rollover Investor.

16.          Relationship of the Rollover Investors; Several Liability. Each party acknowledges and agrees that (a) this Agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this Agreement nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise, (b) the obligations of each of the Rollover Investors under this Agreement are solely contractual in nature and (c) the determinations of the Rollover Investors were independent of each other.  Notwithstanding anything to the contrary contained in this Agreement, the liability of each Rollover Investor hereunder shall be several, not joint and several, based upon its respective Commitment, and no Rollover Investor shall be liable for any amounts hereunder in excess of its Commitment.

17.          Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows.  Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by such party:

Notices to any Rollover Investor:

If to any Rollover Investor, as provided in Schedule A.

Notices to Parent or Merger Sub:

If to Parent or Merger Sub, as provided in Section 8.2 of the Merger Agreement.

18.          No Recourse.  Without limiting any obligations of Parent or Merger Sub under the Merger Agreement, the Equity Financing Sources under the Equity Financing Commitments, the parties to the Sponsor Voting Agreement under the Sponsor Voting Agreement, Z Capital Partners L.L.C. under the Confidentiality Agreement, or the Sponsor under the Limited Guarantee, but notwithstanding anything else in this Agreement, each party hereto, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no recourse under this Agreement shall be had against any (i) Related Party (as defined below) of any Rollover Investor (other than the Rollover Investors, Parent or Merger Sub and their respective permitted successors and assigns) or (ii) any Related Party of any of such Related Parties (other than the Rollover Investors, Parent or Merger Sub and their respective permitted successors and assigns), in each case whether by the enforcement of any assessment or by any legal or equitable proceedings, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever under this Agreement shall attach to, be imposed on, or otherwise be incurred (whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim by or on behalf of Parent against any Related Party of a Rollover Investor, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise) by (x) any Related Party of a Rollover Investor (other than the Rollover Investors, Parent or Merger Sub and their respective successors and permitted assigns) or (y) any Related Party of any of such Related Parties (other than the Rollover Investors, Parent or Merger Sub and their respective successors and permitted assigns), in each case, for any obligations of a Rollover Investor under this letter agreement.  For the purposes of this letter agreement, the term “Related Party” shall mean any and all former, current or future directors, officers, employees, agents, direct or indirect equity holders, controlling persons, general or limited partners, managers, members, stockholders, representatives or Affiliates of a Person.

19.          Headings; Construction.  The descriptive headings contained in this Agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  Each party acknowledges that it and its respective counsel have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

[Remainder of the page intentionally left blank]

[Signature page follows]

Sincerely,

Z CAPITAL PARTNERS GP I, L.P.

By:	/s/ James J. Zenni, Jr.
Name:	James J. Zenni, Jr.
Title:	Authorized Person

Z CAPITAL CUAL CO-INVEST, L.L.C.

By:	/s/ James J. Zenni, Jr.
Name:	James J. Zenni, Jr.
Title:	Authorized Person

Z CAPITAL HG-C, L.L.C.

By:	/s/ James J. Zenni, Jr.
Name:	James J. Zenni, Jr.
Title:	Authorized Person

Z CAPITAL HG, L.L.C.

By:	/s/ James J. Zenni, Jr.
Name:	James J. Zenni, Jr.
Title:	Authorized Person

Z CAPITAL PARTNERS FUND HOLDINGS I, L.L.C.

By:	/s/ James J. Zenni, Jr.
Name:	James J. Zenni, Jr.
Title:	Authorized Person

Z CAPITAL PARTNERS II, L.P.

By:	/s/ James J. Zenni, Jr.
Name:	James J. Zenni, Jr.
Title:	Authorized Person

Z CAPITAL PARTNERS II-A, L.P.

By:	/s/ James J. Zenni, Jr.
Name:	James J. Zenni, Jr.
Title:	Authorized Person

Z CAPITAL PARTNERS II-B, L.P.

By:	/s/ James J. Zenni, Jr.
Name:	James J. Zenni, Jr.
Title:	Authorized Person

Agreed to and accepted:

Z CAPITAL AFFINITY OWNER, LLC

By:	/s/ James J. Zenni, Jr.
Name:	James J. Zenni, Jr.
Title:	Authorized Person

Schedule A

Rollover Investment

Rollover Investor	Address	Shares
Z Capital Partners Fund Holdings I, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	2,997,024.93

Z Capital Partners II, L.P.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	1,059,684.65

Z Capital Partners II-A, L.P.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	1,222,344.61

Z Capital Partners II-B, L.P.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	548,446.04

Z Capital HG, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	1,766,777.50

Z Capital HG-C, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	388,666.00

Z Capital CUAL Co-Invest, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	418,397.67

Z Capital Partners GP I, L.P.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	17,274.00

2

Schedule B

Form of Spousal Consent

I, [               ], spouse of [           ] (the “Relevant Investor”), acknowledge that I have read the Rollover Investment Commitment Letter, dated as of August 22, 2016 (the “Agreement”), by Z Capital Partners Fund Holdings I, L.L.C., Z Capital Partners II, L.P., Z Capital Partners II-A, L.P., Z Capital Partners II-B, L.P., Z Capital HG, L.L.C., Z Capital HG-C, L.L.C., Z Capital CUAL Co-Invest, L.L.C., and Z Capital Partners GP I, L.P., agreed to and accepted by Z Capital Affinity Owner, LLC, a newly formed Delaware limited liability company, and that I understand the contents of the Agreement. I am aware that my spouse is a party to the Agreement and the Agreement contains provisions regarding the transfer of the Relevant Investor’s Rollover Investment which my spouse may own, including any interest I might have therein, and the Parent Equity Securities issued to the Relevant Investor. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement.

This Spousal Consent is being delivered pursuant to Section 15 of the Agreement.  I consent to all of the provisions of the Agreement and to the extent that I may lawfully do so, I confirm that the Relevant Stockholder may act alone with respect to all matters in connection with the Agreement.  I also confirm that the Relevant Stockholder may enter into agreements pursuant to the Agreement and consent to and execute amendments thereof, without my signature, or any further consent of, or notice to, me.  I further agree that I will not take any action to oppose or otherwise hinder the operation of the provisions of the Agreement.

I hereby agree that I and any interest, including any community property interest, that I may have in the Relevant Investor’s Rollover Investment and the Parent Equity Securities issued to the Relevant Investor subject to the Agreement shall be irrevocably bound by the Agreement, including any transfer or other disposition of the Relevant Investor’s Rollover Investment or other obligations as set forth in the Agreement. I hereby appoint the Relevant Stockholder as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreement.

This Spousal Consent shall be binding on my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this Spousal Consent.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Spousal Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right. I am under no disability or impairment that affects my decision to sign this Spousal Consent and I knowingly and voluntarily intend to be legally bound by this Spousal Consent.

Dated as of August [  ], 2016.

[Name of Spouse]